Exhibit 99.1

        The Cheesecake Factory Opens in West Nyack, New York;
                 Holds Annual Meeting of Stockholders


    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--May 20, 2003--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its 62nd Cheesecake Factory(R) restaurant at the Palisades Center in West Nyack, New York, on May 19, 2003. The highly customized, uniquely designed restaurant contains approximately 12,200 interior square feet and 350 seats.
    "We were very pleased with our opening night sales at the Palisades Center," commented David Overton, Chairman and CEO. "This restaurant is our fourth location in the New York metro market, where our three existing restaurants already rank among our very best in terms of annual sales. We look forward to our planned fifth opening in the New York metro market later this year in White Plains."
    The Company held its annual meeting of stockholders on May 13, 2003. Stockholders re-elected independent directors Wayne White and Jerome Kransdorf to the Company's Board of Directors for three-year terms and until their successors are elected and qualified. Stockholders did not approve non-binding proposals from a stockholder recommending that the Board adopt a policy to expense stock options and separate the positions of Chairman and Chief Executive Officer. Stockholders approved non-binding proposals by a stockholder recommending that the Board submit for stockholder approval all equity compensation plans and the stockholder rights plan; a non-binding proposal recommending that the Board repeal the provisions of the Company's Articles of Incorporation and Bylaws providing for a classified board; and a non-binding proposal recommending that the Board take action to remove certain supermajority voting requirements. While these non-binding proposals were approved by a vote of a majority of the shares of stock entitled to vote and present at the meeting, none of these proposals received the affirmative vote of more than one-half of the Company's outstanding shares. The Board will carefully consider these non-binding recommendations.
    "Since our IPO in 1992, our Board of Directors and management team have always been, and continue to be, committed to effective corporate governance and shareholder value creation," said Overton. "We are justifiably proud of our longstanding track record of consistently delivering above-average shareholder returns in the right way. Our Board is committed to preserving this legacy for the long-term benefit of our stockholders." The Wall Street Journal's 2002 "Shareholder Scoreboard," published on March 10, 2003, ranked the Company number one among restaurant companies for its five-year average total return to shareholders, and ranked the Company 24th on the same measure among the 1,000 companies included in the scoreboard from all industry groups.
    "Our current corporate governance practices rank us among the best in our industry group," commented Overton. Four of the Company's five Board members are independent directors, with the Board's three committees -- audit, compensation, and nominating -- composed entirely of independent directors. According to Institutional Shareholder Services, Inc. (ISS), the world's leading provider of proxy voting and corporate governance advisory services, the Company outperformed more than 85% of the companies in the S&P Hotel, Restaurants and Leisure industry group and more than 63% of the companies in the S&P 400 index as measured by the ISS Corporate Governance Quotient. ISS developed the Corporate Governance Quotient ranking system to help institutional investors evaluate the quality of corporate boards and the impact their governance practices may have on performance. Ratings are calculated on 61 factors in eight categories of governance-related issues.
    The Cheesecake Factory Incorporated operates 62 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers, and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago, and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Additionally, forward-looking statements regarding the number and timing of the Company's planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords, and others. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.


    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818/871-3000